Exhibit 99.1

FOR IMMEDIATE RELEASE

ABM INDUSTRIES ANNOUNCES SECOND QUARTER 2012 FINANCIAL RESULTS

Declares 185th Consecutive Quarterly Dividend

New York, NY – June 6, 2012 – ABM (NYSE:ABM), a leading provider of integrated facility solutions, today announced financial results for the fiscal 2012 second quarter that ended April 30, 2012.

	Three Months Ended			Six Months Ended
(in millions, except per share data)	April 30,		Increase	April 30,		Increase
(unaudited)	2012	2011	(Decrease)	2012	2011	(Decrease)
Revenues	$1,057.2	$1,060.1	(0.3)%	$2,131.0	$2,089.3	2.0%

Income from continuing operations	$11.7	$14.2	(17.6)%	$22.4	$22.6	(0.9)%
Income from continuing operations per diluted share	$0.21	$0.26	(19.2)%	$0.41	$0.42	(2.4)%

Adjusted income from continuing operations	$16.3	$15.0	8.7%	$28.0	$26.7	4.9%

Adjusted income from continuing operations per diluted share	$0.30	$0.28	7.1%	$0.51	$0.50	2.0%

Net income	$11.7	$14.2	(17.6)%	$22.3	$22.6	(1.3)%

Net income per diluted share	$0.21	$0.26	(19.2)%	$0.41	$0.42	(2.4)%

Net cash provided by continuing operating activities	$42.6	$31.3	36.1%	$54.4	$31.5	72.7%

Adjusted EBITDA	$40.5	$42.0	(3.6)%	$76.4	$77.7	(1.7)%

(This release refers to non-GAAP financial measures described as “Adjusted EBITDA”, “Adjusted Income from Continuing Operations”, and “Adjusted Income from Continuing Operations per Diluted Share” (or “Adjusted EPS”). Refer to the accompanying financial tables for supplemental financial data and corresponding reconciliation of these non-GAAP financial measures to certain GAAP financial measures.)

Highlights of the Company’s fiscal 2012 second quarter include:

•

Revenues were $1.06 billion in the fiscal 2012 second quarter, flat compared to $1.06 billion last year. Longer than anticipated start dates on recently awarded contracts coupled with lower than expected contribution from government business impacted revenue growth.

•

Adjusted income from continuing operations for the fiscal 2012 second quarter was $16.3 million, or $0.30 per diluted share, compared to $15.0 million, or $0.28 per diluted share, in the second quarter of fiscal 2011. The combined decrease in interest and income tax expense of $4.2 million after-tax, offset higher payroll related expenses of $1.7 million after-tax associated with increases in state unemployment insurance rates.

•

Net income was $11.7 million, or $0.21 per diluted share, compared to $14.2 million, or $0.26 per diluted share, in the 2011 second quarter. Net income in fiscal 2012 second quarter includes $3.0 million after-tax charge for certain legal settlements or $0.06 per diluted share.

•

Net cash flow from continuing operations increased $11.3 million, or 36.1%, to $42.6 million in the fiscal 2012 second quarter, compared to $31.3 million last year. Outstanding borrowings under the Company’s credit facility were reduced by $27 million in the quarter.

Second Quarter Results and Recent Events

“Operating results were in line with our expectations with the exception of government and government-related businesses. Adjusted income from continuing operations was up 9% as we maintained our focus on cost control measures and benefited from employment-based tax credits due to our hiring practices,” said ABM’s president and chief executive officer Henrik Slipsager. “Net Income was adversely impacted by legal settlements we made to mitigate long-term risks. We generated revenues from new clients and expanded services to existing clients in the Janitorial and Security segments. Janitorial benefited from client wins in the high-technology sector, although overall the segment was negatively affected by the delayed timing of starting recently signed jobs. New business in Security generated a 6% increase in revenue and along with cost reductions drove a 13% increase in operating profit. Despite lower year-over-year revenues in Parking, we increased margins due to an improved mix of work performed and select cost reductions. Our Facility Solutions segment continues to be impacted by the timing of government contracts and the postponement of the start of existing projects.”

James Lusk, executive vice president and chief financial officer, added, “The Company’s strong cash flow generation, which was up over 36%, enabled us to continue to reduce debt levels and we ended the second quarter with $266 million of borrowings under our credit facility, down $27 million from $293 million in the prior quarter.”

Operating profit for the fiscal 2012 second quarter was $18.9 million, a $7.6 million decrease from $26.5 million in the same period last year due primarily to the settlement of certain legal matters totaling $5.1 million, thereby eliminating the ongoing expense and distraction of prolonged litigation. In addition, higher state unemployment rates led to an increase of $2.5 million in payroll related expenses.

Interest expense for the fiscal 2012 second quarter was $2.4 million, a $1.9 million decrease from $4.3 million in the same period last year due to lower average borrowings and average interest rates on the Company’s credit facility. The Company’s income tax expense for the second quarter of fiscal 2012 decreased by $3.0 million compared to $8.8 million in the second quarter of fiscal 2011. The effective tax rates in the second quarter of fiscal year 2012 and 2011 were 33.3 % and 38.3%, respectively. The decrease in the effective tax rate during the second quarter of fiscal 2012 was primarily due to discrete adjustments for employment-based tax credits recognized during the quarter. The anticipated effective tax rate for fiscal year 2012 remains in the range of 39% to 41%.

Slipsager concluded, “I am pleased with the additional business won during the quarter as clients continue responding favorably to our industry leading integrated facilities solutions. We have signed over $150 million in new contracts for the first half of fiscal 2012, although the effect of these contracts will not be evident until later in 2012 and beyond. Excluding our government business, we are encouraged by the momentum building in our Facility Solutions division, particularly in the energy sector, which achieved growth over 10% in the quarter due to increasing client demand and new business. We are taking a number of steps to expand our capabilities and depth of operations in our Building and Energy Services unit. Looking long-term, we continue to believe Integrated Facility Solutions, and in particular the energy segment, will be one of the growth engines for ABM.”

Six Months Results

The Company reported revenues for the six months ended April 30, 2012 of $2.13 billion, a 2.0% increase compared to year-ago revenues of $2.09 billion. Income from continuing operations for the first six months of fiscal year 2012 was $22.4 million, or $0.41 per diluted share, compared to $22.6 million, or $0.42 per diluted share, for the first six months of fiscal year 2011.

Adjusted income from continuing operations for the first half of fiscal year 2012 was $28.0 million, or $0.51 per diluted share, compared to $26.7 million, or $0.50 per diluted share, for the first six months of fiscal year 2011. The increase of $1.3 million is the result of a $1.9 million after-tax decrease in interest expense due to lower average borrowings and interest rates, a $1.7 million after-tax sales allowance reserve reduction primarily driven by sustained improvements in historical and expected credits on clients receivables, and a $0.8 million decrease in income tax expense, partially offset by a $3.0 million after-tax increase in payroll related expenses associated with higher federal and state unemployment insurance rates.

Dividend

The Company also announced that the Board of Directors has declared a third quarter cash dividend of $0.145 per common share payable on August 6, 2012 to stockholders of record on July 5, 2012. This will be ABM’s 185th consecutive quarterly cash dividend.

Guidance

ABM reaffirmed its guidance of fiscal year 2012 income from continuing operations per diluted share of $1.26 to $1.36 and adjusted income from continuing operations per diluted share of $1.40 to $1.50. As a result of the fiscal year calendar, 2012 will have one extra day compared to fiscal 2011. The extra day will occur in the third quarter and is expected to negatively impact earnings per diluted share by $0.03 to $0.05

Earnings Webcast

On Thursday, June 7, at 9:00 a.m. (EDT), ABM will host a live webcast of remarks by president and chief executive officer Henrik Slipsager, executive vice president and chief financial officer James Lusk, and executive vice president Tracy Price. A supplemental presentation will accompany the webcast and will be accessible through the Investor Relations portion of ABM’s website by clicking on the “Presentations” tab.

The webcast will be accessible at: http://investor.abm.com/eventdetail.cfm?eventid=114166

Listeners are asked to be online at least 15 minutes early to register, as well as to download and install any complimentary audio software that might be required. Following the call, the webcast will be available at this URL for a period of 90 days.

In addition to the webcast, a limited number of toll-free telephone lines will also be available for listeners who are among the first to call (877) 664-7395 within 15 minutes before the event. Telephonic replays will be accessible during the period from two hours to seven days after the call by dialing (855) 859-2056 and then entering ID #83324004.

Earnings Webcast Presentation

In connection with the webcast to discuss earnings (see above), a slide presentation related to earnings and operations will be available on the Company’s website at www.abm.com and can be accessed through the Investor Relations section of ABM’s website by clicking on the “Presentations” tab.

ABOUT ABM

ABM (NYSE:ABM) is a leading provider of integrated facility solutions. Thousands of commercial, industrial, government and retail clients outsource their non-core functions to ABM for consistent quality service that meets their specialized facility needs. ABM’s comprehensive capabilities include expansive facility services, energy solutions, commercial cleaning, maintenance and repair, HVAC, electrical, landscaping, parking and security, provided through stand-alone or integrated solutions. With more than $4 billion in revenues and 100,000 employees deployed throughout the United States and various international locations, ABM delivers custom facility solutions to meet the unique client requirements of multiple industries –- ranging from healthcare, government and education to high-tech, aviation and manufacturing. ABM leverages its breadth of services, deep industry expertise and technology-enabled workforce to preserve and build value for clients’ physical assets. ABM Industries Incorporated, which operates through its subsidiaries, was founded in 1909. For more information, visit www.abm.com.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that set forth management’s anticipated results based on management’s current plans and assumptions. Any number of factors could cause the Company’s actual results to differ materially from those anticipated. These factors include but are not limited to the following: (1) we may not be able to achieve anticipated global growth due to various factors, including, but not limited to, an inability to make strategic acquisitions or compete internationally; our acquisition strategy may adversely impact our results of operations as we may not be able to achieve anticipated results from any given acquisition; and activities relating to integrating an acquired business may divert management’s focus on operational matters; (2) we are subject to intense competition that can constrain our ability to gain business, as well as our profitability; (3) any increases in costs that we cannot pass on to clients could affect our profitability; (4) we have high deductibles for certain insurable risks and, therefore, are subject to volatility associated with those risks; (5) we primarily provide our services pursuant to agreements which are cancelable by either party upon 30 to 90 days’ notice; (6) our success depends on our ability to preserve our long-term relationships with clients; (7) our international business exposes us to additional risks, including risks related to compliance with both U.S. and foreign laws; (8) we conduct some of our operations through joint ventures and our ability to do business may be affected by the failure of our joint venture partners to perform their obligations or the improper conduct of employees, joint venture partners or agents; (9) significant delays or reductions in appropriations for our government contracts as well as changes in government and client priorities and requirements (including cost-cutting, the potential deferral of awards, reductions or terminations of expenditures in response to the priorities of Congress and the Executive Office, or budgetary cuts) may negatively affect our business, and could have a material adverse effect on our financial position, results of operations or cash flows; (10) we incur significant accounting and other control costs that reduce profitability; (11) a decline in commercial office building occupancy and rental rates could affect our revenues and profitability; (12) deterioration in economic conditions in general could further reduce the demand for facility services and, as a result, could reduce our earnings and adversely affect our financial condition; (13) financial difficulties or bankruptcy of one or more of our major clients could adversely affect our results; (14) our ability to operate and pay our debt obligations depends upon our access to cash; (15) future declines in the fair value of our investments in auction rate securities could negatively impact our earnings; (16) uncertainty in the credit markets may negatively impact our costs of borrowing, our ability to collect receivables on a timely basis and our cash flow; (17) any future increase in the level of debt or in interest rates can negatively affect our results of operations; (18) an impairment charge could have a material adverse effect on our financial condition and results of operations; (19) we are defendants in a number of class and representative actions or other lawsuits alleging various claims that could cause us to incur substantial liabilities; (20) federal health care reform legislation may adversely affect our business and results of operations; (21) changes in immigration laws or enforcement actions or investigations under such laws could significantly adversely affect our labor force, operations and financial results; (22) labor disputes could lead to loss of revenues or expense variations; (23) we participate in multi-employer defined benefit plans which could result in substantial liabilities being incurred; and (24) natural disasters or acts of terrorism could disrupt services.

Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company’s Annual Report on Form 10-K for the year ended October 31, 2011 and in other reports the Company files from time to time with the Securities and Exchange Commission.

Use of Non-GAAP Financial Information

To supplement ABM’s consolidated financial information, the Company has presented income from continuing operations, as adjusted for items impacting comparability, for the second quarter and six months of fiscal years 2012 and 2011. The Company also presents guidance for fiscal year 2012, as adjusted. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends as well as ABM’s marketplace performance. In addition, the Company has presented earnings before interest, taxes, depreciation and amortization and excluding discontinued operations and items impacting comparability (adjusted EBITDA) for the second quarter and six months of fiscal years 2012 and 2011. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with generally accepted accounting principles in the United States. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)

###

Contact:
Investors & Analysts:	David Farwell	Media:	Chas Strong
	(212) 297-9792		(770) 953-5072
	dfarwell@abm.com		chas.strong@abm.com

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Three Months Ended April 30,		Increase
(In thousands, except per share data)	2012	2011	(Decrease)
Revenues	$1,057,244	$1,060,083	(0.3)%
Expenses
Operating	947,916	944,523	0.4%
Selling, general and administrative	85,164	83,395	2.1%
Amortization of intangible assets	5,301	5,666	(6.4)%

Total expenses	1,038,381	1,033,584	0.5%

Operating profit	18,863	26,499	(28.8)%
Other-than-temporary impairment credit losses on auction rate security recognized in earnings	(313)	—	NM *
Income from unconsolidated affiliates, net	1,501	832	NM *
Interest expense	(2,441)	(4,317)	(43.5)%

Income from continuing operations before income taxes	17,610	23,014	(23.5)%
Provision for income taxes	(5,863)	(8,814)	(33.5)%

Income from continuing operations	11,747	14,200	(17.3)%
Loss from discontinued operations, net of taxes	(35)	(8)	NM *

Net Income	$11,712	$14,192	(17.5)%

Net Income Per Common Share—Basic
Income from continuing operations	$0.22	$0.27	(18.5)%
Loss from discontinued operations, net of taxes	—	—	—

Net Income	$0.22	$0.27	(18.5)%

Net Income Per Common Share—Diluted
Income from continuing operations	$0.21	$0.26	(19.2)%
Loss from discontinued operations, net of taxes	—	—	—

Net Income	$0.21	$0.26	(19.2)%

* Not Meaningful

Weighted-average common and common equivalent shares outstanding
Basic	53,944	53,106
Diluted	54,963	54,159

Dividends Declared Per Common Share	$0.145	$0.140

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Six Months Ended April 30,		Increase
(In thousands, except per share data)	2012	2011	(Decrease)
Revenues	$2,131,029	$2,089,252	2.0%
Expenses
Operating	1,914,336	1,868,828	2.4%
Selling, general and administrative	169,184	166,050	1.9%
Amortization of intangible assets	10,850	10,959	(1.0)%

Total expenses	2,094,370	2,045,837	2.4%

Operating profit	36,659	43,415	(15.6)%
Other-than-temporary impairment credit losses on auction rate security recognized in earnings	(313)	—	NM *
Income from unconsolidated affiliates, net	4,633	1,619	NM *
Interest expense	(5,275)	(8,363)	(36.9)%

Income from continuing operations before income taxes	35,704	36,671	(2.6)%
Provision for income taxes	(13,317)	(14,066)	(5.3)%

Income from continuing operations	22,387	22,605	(1.0)%
Loss from discontinued operations, net of taxes	(45)	(24)	NM *

Net Income	$22,342	$22,581	(1.1)%

Net Income Per Common Share—Basic
Income from continuing operations	$0.42	$0.43	(2.3)%
Loss from discontinued operations, net of taxes	—	—	—

Net Income	$0.42	$0.43	(2.3)%

Net Income Per Common Share—Diluted
Income from continuing operations	$0.41	$0.42	(2.4)%
Loss from discontinued operations, net of taxes	—	—	—

Net Income	$0.41	$0.42	(2.4)%

* Not Meaningful

Average Common And Common Equivalent Shares
Basic	53,721	52,972
Diluted	54,728	54,026

Dividends Declared Per Common Share	$0.290	$0.280

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended April 30,
(In thousands)	2012	2011
Net cash provided by continuing operating activities	42,590	31,266
Net cash provided by discontinued operating activities	941	614

Net cash provided by operating activities	$43,531	$31,880

Net cash (used in) provided by investing activities	$(3,838)	$262

Proceeds from exercises of stock options (including income tax benefit)	5,856	2,000
Dividends paid	(7,833)	(7,436)
Borrowings from line of credit	192,000	131,000
Repayment of borrowings from line of credit	(219,000)	(165,000)
Changes in book cash overdrafts	(2,955)	(781)

Net cash used in financing activities	$(31,932)	$(40,217)

	Six Months Ended April 30,
(In thousands)	2012	2011
Net cash provided by continuing operating activities	54,379	31,524
Net cash provided by discontinued operating activities	1,143	1,653

Net cash provided by operating activities	$55,522	$33,177

Purchase of businesses, net of cash acquired	—	(292,178)
Other investing activities	(15,082)	(5,547)

Net cash used in investing activities	$(15,082)	$(297,725)

Proceeds from exercises of stock options (including income tax benefit)	8,097	7,731
Dividends paid	(15,579)	(14,834)
Deferred financing costs paid	(14)	(4,991)
Borrowings from line of credit	404,000	561,500
Repayment of borrowings from line of credit	(438,000)	(306,000)
Changes in book cash overdrafts	—	4,986

Net cash (used in) provided by financing activities	$(41,496)	$248,392

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

	April 30,	October 31,
(In thousands)	2012	2011
Assets
Cash and cash equivalents	$25,411	$26,467
Trade accounts receivable, net	564,055	552,098
Prepaid income taxes	3,337	7,205
Current assets of discontinued operations	893	1,992
Prepaid expenses	49,178	41,823
Notes receivable and other	51,740	52,756
Deferred income taxes, net	41,544	40,565
Insurance recoverables	10,851	10,851

Total current assets	747,009	733,757

Insurance deposits	31,720	35,974
Other investments and long-term receivables	5,332	5,798
Deferred income taxes, net	30,117	30,948
Insurance recoverables	59,844	59,759
Other assets	40,926	43,394
Investments in auction rate securities	17,994	15,670
Investments in unconsolidated affiliates, net	14,567	14,423
Property, plant and equipment, net	61,367	60,009
Other intangible assets, net	117,834	128,994
Goodwill	749,234	750,872

Total assets	$1,875,944	$1,879,598

Liabilities
Trade accounts payable	$128,619	$130,464
Accrued liabilities
Compensation	103,085	112,233
Taxes—other than income	22,599	19,144
Insurance claims	86,540	78,828
Other	107,090	102,220
Income taxes payable	5,547	307

Total current liabilities	453,480	443,196

Income taxes payable	38,732	38,236
Line of credit	266,000	300,000
Retirement plans and other	37,682	39,707
Insurance claims	262,208	262,573

Total liabilities	1,058,102	1,083,712

Stockholders’ Equity	817,842	795,886

Total liabilities and stockholders’ equity	$1,875,944	$1,879,598

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended April 30,		Increase
(In thousands)	2012	2011	(Decrease)
Revenues
Janitorial	$593,447	$590,254	0.5%
Facility Solutions	222,550	229,197	(2.9)%
Parking	152,680	156,127	(2.2)%
Security	88,890	84,138	5.6%
Corporate and other	(323)	367	NM *

	$1,057,244	$1,060,083	(0.3)%

Operating Profit
Janitorial	$33,494	$34,934	(4.1)%
Facility Solutions	6,381	6,842	(6.7)%
Parking	6,092	4,894	24.5%
Security	1,012	897	12.8%
Corporate	(28,116)	(21,068)	(33.5)%

Operating profit	18,863	26,499	(28.8)%
Other-than-temporary impairment credit losses on auction rate security recognized in earnings	(313)	—	NM *
Income from unconsolidated affiliates, net	1,501	832	NM *
Interest expense	(2,441)	(4,317)	(43.5)%

Income from continuing operations before income taxes	$17,610	$23,014	(23.5)%

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Six Months Ended April 30,		Increase
(In thousands)	2012	2011	(Decrease)
Revenues
Janitorial	$1,187,787	$1,184,860	0.2%
Facility Solutions	456,323	421,845	8.2%
Parking	306,130	308,993	(0.9)%
Security	180,872	172,894	4.6%
Corporate	(83)	660	NM *

	$2,131,029	$2,089,252	2.0%

Operating Profit
Janitorial	$64,002	$64,798	(1.2)%
Facility Solutions	12,746	14,292	(10.8)%
Parking	10,842	9,628	12.6%
Security	1,857	2,198	(15.5)%
Corporate and other	(52,788)	(47,501)	(11.1)%

Operating profit	36,659	43,415	(15.6)%
Other-than-temporary impairment credit losses on auction rate security recognized in earnings	(313)	—	NM *
Income from unconsolidated affiliates, net	4,633	1,619	NM *
Interest expense	(5,275)	(8,363)	(36.9)%

Income from continuing operations before income taxes	$35,704	$36,671	(2.6)%

*	Not Meaningful

ABM Industries Incorporated and Subsidiaries

Reconciliations of Non-GAAP Financial Measures

(Unaudited)

(in thousands, except per share data)

	Three Months Ended April 30,		Six Months Ended April 30,
	2012	2011	2012	2011
Reconciliation of Adjusted Income from Continuing Operations to Net Income
Adjusted income from continuing operations	$16,251	$14,967	$28,037	$26,715
Items impacting comparability, net of taxes	(4,504)	(767)	(5,650)	(4,110)

Income from continuing operations	11,747	14,200	22,387	22,605

Loss from discontinued operations	(35)	(8)	(45)	(24)

Net income	$11,712	$14,192	$22,342	$22,581

Reconciliation of Adjusted Income from Continuing Operations to Income from Continuing Operations

Adjusted income from continuing operations	$16,251	$14,967	$28,037	$26,715

Items impacting comparability:

Corporate initiatives and other (a)	(945)	—	(2,371)	—
Rebranding (b)	(759)	—	(1,490)	—
U.S. Foreign Corrupt Practices Act investigation (c )	(855)	—	(2,728)	—
Gain from equity investment (d)	846	—	2,927	—
Auction rate security credit loss	(313)	—	(313)	—
Linc purchase accounting	—	(418)	—	(698)
Acquisition costs	(147)	(803)	(147)	(4,927)
Litigation and other settlements	(5,390)	—	(5,390)	(920)

Total items impacting comparability	(7,563)	(1,221)	(9,512)	(6,545)
Income taxes benefit	3,059	454	3,862	2,435

Items impacting comparability, net of taxes	(4,504)	(767)	(5,650)	(4,110)

Income from continuing operations	$11,747	$14,200	$22,387	$22,605

Reconciliation of Adjusted EBITDA to Net Income

Adjusted EBITDA	$40,500	$42,046	$76,413	$77,747
Items impacting comparability	(7,563)	(1,221)	(9,512)	(6,545)
Discontinued operations	(35)	(8)	(45)	(24)
Income taxes	(5,863)	(8,814)	(13,317)	(14,066)
Interest expense	(2,441)	(4,317)	(5,275)	(8,363)
Depreciation and amortization	(12,886)	(13,494)	(25,922)	(26,168)

Net income	$11,712	$14,192	$22,342	$22,581

(Continued)

Reconciliation of Adjusted Income from Continuing Operations per Diluted

Share to Income from Continuing Operations per Diluted Share (Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2012	2011	2012	2011
Adjusted income from continuing operations per diluted share	$0.30	$0.28	$0.51	$0.50

Items impacting comparability, net of taxes	(0.09)	(0.02)	(0.10)	(0.08)

Income from continuing operations per diluted share	$0.21	$0.26	$0.41	$0.42

Diluted shares	54,963	54,159	54,728	54,026

(a)	Corporate initiatives and other includes the integration costs associated with The Linc Group acquisition on December 1, 2010 and data center consolidation costs.
(b)	Represents costs related to the Company's branding initiative.
(c)	Includes legal and other costs incurred in connection with an internal investigation into a foreign entity affiliated with a former joint venture partner.
(d)	The Company's share of a gain associated with property sales completed by one of its investments in a low income housing partnership.

ABM Industries Incorporated and Subsidiaries

Reconciliation of Estimated Adjusted Income from Continuing Operations per Diluted Share to

Income from Continuing Operations per Diluted Share for the Year Ending October 31, 2012

	Year Ending October 31, 2012
	Low Estimate	High Estimate
	(per diluted share)
Adjusted income from continuing operations per diluted share	$1.40	$1.50

Adjustments to income from continuing operations (a)	$(0.14)	$(0.14)

Income from continuing operations per diluted share	$1.26	$1.36

(a)	Adjustments to income from continuing operations are expected to include rebranding costs and other unique items impacting comparability.